ADVANCED FINANCIAL, INC.
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                                   EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT
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                                           State of                Business
         Name                            Incorporation           Conduct Name
         ----                            -------------           ------------
AFI Mortgage Corp. (Name
   changed to Allen Drilling
   Acquisition Company-F/Y 2002)            Nebraska                Same

Cannon Financial Company
  (Name changed to AIH Receivable
  Management Services, Inc.-12/1/99         Kansas                  Same